Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (No. 333-259850, No. 333-261520, No. 333-272730, and No. 333-276671) on Form S-3, (No. 333-219972, No. 333-261710, and No. 333-269689) on Form S-8 and (No. 333-267206, No. 333-271208, and No. 333-274562) on Form S-1 of our report dated March 18, 2024, with respect to the consolidated financial statements of Avenue Therapeutics, Inc.

/s/ KPMG LLP

New York, New York

March 18, 2024